                            SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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    14a-6(e)(2))
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[ ] Soliciting Material Pursuant to 'SS'240.14a-11(c) or 'SS'240.14a-12

                        Clarion Commercial Holdings, Inc.
              -----------------------------------------------------
                (Name of Registrant as Specified in its Charter)

              -----------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                        CLARION COMMERCIAL HOLDINGS, INC.
                               335 Madison Avenue
                               New York, NY 10017

                          SUPPLEMENTAL PROXY MATERIALS
                                DATED MAY 9, 2000

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information known to the Company with respect to beneficial ownership of the Company's common stock as of April 15, 2000, by (1) each director and nominee for director, (2) any person known to the Company to be the beneficial owner of five percent or more of the common stock, and (3) all directors and executive officers as a group. To the knowledge of the Company,the beneficial owners named have sole voting and investment power with respect to the shares beneficially owned, subject to community property laws as applicable.


                                                         Number of Shares
Name and address of benificial owner(1)                 Benficially owned(2)    Percent of class(3)
---------------------------------------                 --------------------    -------------------
Monroe Investment Corp.                                       1,720,000                40.6%
MILLENCO L.P.                                                   364,800(13)             9.0%
Daniel Heflin                                                   186,788(4)              4.4%
Frank L. Sullivan, Jr                                            18,984(5)               *
Stephen C. Asheroff                                               5,097(6)               *
Steven N. Fayne                                                   5,347(7)               *
Harold E. Rosen                                                   4,097(8)               *
Joanne Vitale                                                    15,122(9)               *
Fredrick D. Arenstein                                             1,250                  *
CP Capital Asset Holdings, LLC                                  307,000                 7.2%
FMR Corp.(10)                                                   183,600(11)             4.3%
All officers and directors of the Company as a group            175,785(12)             4.1%


--------
 (1) Unless otherwise indicated, the address of each beneficial owner is c/o Clarion Commercial Holdings, Inc., 335 Madison Avenue, New York, NY 10017.
 (2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days have been exercised. One-third of the options to acquire shares of Common Stock awarded in connection with the Initial Public Offering under the Stock Incentive Plan became exercisable on June 30, 1998 and June 30, 1999
 (3) Based on 4,061,019 shares of Common Stock outstanding as of April 15, 2000. Assumes that options currently exercisable or exercisable within 60 days of April 15, 2000 are exercised.
 (4) Includes 68,788 options that are currently exercisable or exercisable within 60 days of April 15, 2000.
 (5) Includes 18,984 options that are currently exercisable or exercisable within 60 days of April 15, 2000.
 (6) Includes 2,274 options that are currently exercisable or exercisable within 60 days of April 15, 2000.
 (7) Includes 2,274 options that are currently exercisable or exercisable within 60 days of April 15, 2000.
 (8) Includes 2,274 options that are currently exercisable or exercisable within 60 days of April 15, 2000.
 (9) Includes 12,122 options that are currently exercisable or exercisable within 60 days of April 15, 2000.
(10) The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts
     02109
(11) Based on Schedule 13(G/A) filed on February 14, 2000.
(12) Includes 106,716 options that are currently exercisable or exercisable within 60 days of April 8, 2000.
(13) Based on Schedule 13G filed on February 9, 2000.


                            STATEMENT OF DIFFERENCES
                            ------------------------

The section symbol shall be expressed as................................... 'SS'